UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  November 14, 2007

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place
Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309) 765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

The following is the text of a press release issued by Deere & Company November 14, 2007.

NEWS RELEASE —November 14, 2007

For information, call:

Ken Golden

Director, Strategic Public Relations

309-765-5678

Deere Stockholders Approve Stock Split

MOLINE, IL (November 14, 2007) — Deere & Company stockholders, at a special meeting held today, approved an amendment to the company’s certificate of incorporation increasing the authorized number of common shares to 1,200 million shares.  The amendment facilitates a two-for-one stock split in the form of 100% stock dividend.

The stock dividend will be distributed on Monday, December 3, 2007, to stockholders of record as of the close of business on Monday, November 26, 2007.  The additional shares will be delivered in uncertificated book-entry form held by Deere’s transfer agent, The Bank of New York Mellon Corporation.

Correspondence relating to stock accounts, stock certificates and address changes should be addressed to:

Deere & Company, c/o BNY Mellon Shareowner Services

Receive & Deliver Department

P.O. Box 11002

New York, NY 10286-1002

Phone toll free: 1-800-268-7369

Outside the U.S. and Canada phone: 1-212-815-3700

Hearing Impaired — TTY Phone: 1-888-269-5221

Email: shareowners@bankofny.com

Website: https://www.stockny.com

Address other stockholder inquiries to:

BNY Mellon Shareowner Services

Investor Services Department

P.O. Box 11258

New York, NY 10286-1258

Signature

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By	/s/ Marc A. Howze
Marc A. Howze, Secretary

Dated: November 14, 2007